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                                                                    Exhibit 99.1


                                 TITAN EMS, INC.

                             (FORMERLY MANUFACTURING
                              HOLDING CORPORATION)

BALANCE SHEET

DECEMBER 31, 2001

WITH ACCOUNTANTS' COMPILATION REPORT



                                    CONTENTS

                                                                        Page

Accountants' Compilation Report                                           1

Financial Statement -
  Balance Sheet                                                           2





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                   [LETTERHEAD OF STONEFIELD JOSEPHSON, INC.]




Board of Directors
Titan EMS, Inc. (formerly
  Manufacturing Holding Corporation)
Milwaukee, Wisconsin


We have compiled the accompanying balance sheet of Titan EMS, Inc. (formerly Manufacturing Holding Corporation) as of December 31, 2001, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting, in the form of financial statements, information that is the representation of management. We have not audited or reviewed the accompanying balance sheet and, accordingly, do not express an opinion or any other form of assurance on it.

Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the balance sheet, they might influence the user's conclusions about the Company's financial position. Accordingly, this balance sheet is not designed for those who are not informed about such matters.


/s/ Stonefield Josephson, Inc.


CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
June 26, 2002

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                                 TITAN EMS, INC.


                        BALANCE SHEET - DECEMBER 31, 2001

                                     ASSETS

 Current assets:
    Cash                                                               $    294
    Note receivable                                                      10,000
                                                                       --------

          Total current assets                                           10,294

 Property and equipment                                                  10,000

 Other assets                                                             4,282
                                                                       --------

                                                                       $ 24,576
                                                                       ========
                      LIABILITIES AND STOCKHOLDER'S DEFICIT

 Current liabilities:
    Notes payable, including $10,100 to related party                  $ 20,100
                                                                       --------

          Total current liabilities                                      20,100

Stockholder's deficit:
    Common stock, no par value, 1,500 shares
     authorized, issued and outstanding                                   4,500
    Accumulated deficit                                                    (24)
                                                                       --------
                                                                       $ 24,576
                                                                       ========